As filed with the Securities and Exchange Commission on November 27, 2013
Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________
Allegion Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	98-1108930
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
Block D
Iveagh Court
Harcourt Road
Dublin 2, Ireland
(Address of Principal Executive Offices) (Zip Code)
__________________________

Incentive Stock Plan of 2013
Executive Deferred Compensation Plan
Employee Savings Plan
Employee Savings Plan for Bargained Employees
(Full title of the plan)
__________________________

Barbara A. Santoro
Senior Vice President, General Counsel and Secretary
11819 N. Pennsylvania St.
Carmel, IN 46032
(317) 810-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Ordinary shares, par value $0.01 per share	12,400,000	$43.625	$540,950,000	$69,674.36

(1)
Covers ordinary shares, par value $0.01 per share (the “Ordinary Shares”), of Allegion plc (the “Company” or “Registrant”) issuable under the Registrant’s (i) Stock Incentive Plan of 2013 (8,000,000 shares), (ii) Executive Deferred Compensation Plan (350,000 shares), (iii) Employee Savings Plan (4,000,000 shares) and (iv) Employee Savings Plan for Bargained Employees (50,000 shares). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Pursuant to Rule 457(c) and 457(h) of the Securities Act the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of ordinary shares of the Company in the “when issued” trading market as reported on the New York Stock Exchange on November 22, 2013.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Stock Incentive Plan of 2013, the Executive Deferred Compensation Plan, the Employee Savings Plan and the Employee Savings Plan for Bargained Employees as covered by this Registration Statement on Form S-8 (the “Registration Statement”) and as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated by reference in this Registration Statement:
(1) the Company’s effective Registration Statement on Form 10 (File No. 001-35971) filed by the Company on June 17, 2013, as amended, including the description of the Company’s Ordinary Shares contained therein, and any amendment or report filed for the purpose of updating such description; and
(2) the Company’s Current Report on 8-K as filed with the SEC on November 15, 2013.
All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein).
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
The Company is incorporated under the laws of Ireland.
Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.
The Irish Companies Acts only permit a company to pay the costs or discharge the liability of a director or the Secretary where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or Secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the Secretary. Any obligation of an Irish company which purports to indemnify a director or Secretary of an Irish company over and above this will be void under Irish law, whether contained in its Articles of Association or any contract between the director or Secretary and the company.
In addition, the Company’s Articles of Association will provide that every director and the Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.
The Company will also indemnify any person who was, is or is threatened to be made a party to a Proceeding (defined below) by reason of the fact that he or she is or was an “officer” as such term is defined under the Exchange Act (excluding any director or Secretary) as well as with individuals serving as director, officer or some other function of any other entity, to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended. Such right shall include the right to be paid by the Company expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise. “Proceeding” means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.
The Company will take out directors and officers liability insurance, as well as other types of insurance, for the Company’s directors, officers and Secretary.
The Company and two of its subsidiaries will enter into indemnification agreements with each of the Company’s directors and Secretary that will provide for indemnification and expense advancement (except in cases where the Company or any of its subsidiaries is proceeding against the indemnitee) and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.
Item 7.    Exemption from Registration Claimed
Not applicable.

Item 8.    Exhibits
The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement:

Exhibit	Description

4.1
Amended and Restated Memorandum and Articles of Association of Allegion plc (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971))

4.2
Certificate of Incorporation of Allegion plc (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971))

4.3	Incentive Stock Plan of 2013 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971))

4.4
Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement on Form 10-12B, as filed with the SEC on June 17, 2013, as amended (File No. 001-35971))

4.5*	Employee Savings Plan

4.6*	Employee Savings Plan for Bargained Employees

5.1*	Opinion of Arthur Cox, Solicitors as to the legality of the ordinary shares

23.1*	Consent of Arthur Cox, Solicitors (included in Exhibit 5.1 hereto)

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on the signature page to this Registration Statement)
* Filed herewith
Item 9.    Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act ) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on November 27, 2013.
ALLEGION PLC
By:    /s/ David D. Petratis
Name:      David D. Petratis

Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barbara A. Santoro, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 27, 2013.

Name	Title
/s/ David D. Petratis
Name: David D. Petratis	President and Chief Executive Officer (Principal Executive Officer)
/s/ Patrick S. Shannon
Name: Patrick S. Shannon	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Douglas P. Ranck
Name: Douglas P. Ranck	Vice President and Controller (Principal Accounting Officer)
/s/ Kirk S. Hachigian
Name: Kirk S. Hachigian	Director
/s/ Barbara A. Santoro
Name: Barbara A. Santoro	Director
/s/ Christopher Donohoe
Name: Christopher Donohoe	Director

EXHIBIT INDEX

Exhibit	Description

4.1
Amended and Restated Memorandum and Articles of Association of Allegion plc (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971))

4.2
Certificate of Incorporation of Allegion plc (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971))

4.3	Incentive Stock Plan of 2013 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form 10 filed with the SEC on June 17, 2013, as amended (File No. 001-35971))

4.4
Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement on Form 10-12B, as filed with the SEC on June 17, 2013, as amended (File No. 001-35971))

4.5*	Employee Savings Plan

4.6*	Employee Savings Plan for Bargained Employees

5.1*	Opinion of Arthur Cox, Solicitors as to the legality of the ordinary shares

23.1*	Consent of Arthur Cox, Solicitors (included in Exhibit 5.1 hereto)

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on the signature page to this Registration Statement)

* Filed herewith